UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013 (March 12, 2013)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2013, the Compensation Committee, or Committee, of the registrant’s Board of Directors and the full Board of Directors held regularly scheduled meetings at which they adopted an annual bonus plan for 2013, the 2013 Plan. The registrant’s named executive officers are participants in the 2013 Plan. The 2013 Plan determines a bonus opportunity of up to 200% of 2013 base salary for Mr. Bolton, our Chief Executive Officer, and up to 100% of 2013 base salary for Messrs. Grimes, our Chief Operating Officer, and Campbell, our Chief Financial Officer, with a modifier that can be applied by the Committee at its discretion, allowing the bonus amount awarded to be lowered or raised by up to 25%. The bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year FFO per Share growth. In determining FFO per Share growth, the Committee has the ability to factor in any material and non-recurring events that may occur that impact the registrant’s FFO per Share performance.

A copy of the 2013 Plan is set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	2013 Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 15, 2013	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)